Exhibit 10.23

                              Termination Agreement

This Termination Agreement dated May 30, 1997 (the "Termination Agreement") hereby amends and terminates the Employment Agreement dated September 3, 1996 by and between First Priority Group, Inc. (the "Company") and Paul Zucker (the "Employee").

                               W I T N E S S E T H

WHEREAS, the Company wishes to amend and terminate the Agreement due to the poor performance of the FPG Direct Division of the Company;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt sufficiency of which is hereby acknowledged, the parties agree as follows:

1.      Forecast.

        The Employee hereby acknowledges that the Division has not attained for three (3) consecutive months, at least fifty percent (50%) of the pre-tax net income projections as set forth in the "Direct Marketing Forecast & Projections Summary" attached to the Agreement as Exhibit 1 (the "Forecast") and has not attained at least fifty percent (50%) of the pre-tax net income projections as set forth in the Forecast for the aggregate period commencing in September, 1996 through the date of such termination notice.

2.      Notice.

        Pursuant to Paragraph 10(d) of the Agreement, the Company hereby provides the Employee notice of termination, and the Employee hereby acknowledges receipt of such notice. Additionally, in consideration of the Company providing the Employee the benefits provided herein, the Employee hereby waives the notice provision as set forth in Paragraph 10(d) of the Agreement, and agrees that the Termination Date of the Agreement shall be May 31, 1997.

3.      Termination Date.

        The parties hereby agree that the Agreement and the Employee's employment shall terminate on May 31, 1997 (the "Termination Date").

4.      Base Salary.

        Effective May 12, 1997 through May 31, 1997, the Base Salary of the Employee shall be reduced to become One Thousand ($1,000) per week. Effective on the Termination Date, all compensation, employee benefits, vacation and sick leave payable to the Employee shall cease and terminate. Notwithstanding the above, the Employee's health insurance shall terminate on June 30,

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1997. The Employee shall be eligible for continuing his health insurance as permitted under COBRA.

5.      Authority.

        Effective immediately, the Employee shall have no authority to bind the Company in any manner, and agrees to cease any activity that may incur additional expenses and/or liability.

6.      Survival of Agreement.

        Upon the Termination Date all rights and obligations of the Company and the Employee under the Agreement shall cease and terminate except for Paragraphs 11,12, 13 14, 20, and 21 which shall survive the termination of the Agreement.

7.      Consulting Arrangement.

        Effective on June 1, 1997 through August 31, 1997 (the "Consulting Term"), the Employee shall become a consultant to the Company on a full-time basis for the sole purpose of winding down the operations of the Division and to complete the various programs that were committed by the Division prior to the date hereof and mailed no later than June 30, 1997. During the Consulting Term, the Employee shall be an independent contractor to the Company and not receive any benefits of an employee, including but not limited to employee benefits, health insurance, stock options, vacation or sick leave. During the Consulting Term, the Employee shall receive a monthly fee of Five Thousand Dollars ($5,000) payable semi-monthly as set forth in the memorandum dated May 20, 1997 appearing as Attachment 1. During the Consulting Term, the Employee shall have the use of his office and telephone as was available prior to the Termination Date. Additionally, the Employee shall be reimbursed for all expenses that have been approved by either Barry Siegel or Michael Karpoff. Upon the expiration of the Consulting Term, all payments to the Employee shall cease.

        The Employee shall be compensated, as mutually agreed between the Employee and the Company, for any assistance given, sales made, brokered and/or consummated on behalf of any division of the Company, other than FPG Direct, during the Consulting Term.

8.      Terms.

        All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

9.      Notices

        All notices given hereunder shall be in writing and shall be deemed effectively given when mailed, if sent by registered or certified mail, return receipt requested, addressed to Employee at:

                        62 Buttonwood Drive
                        Dix Hills, New York 11746

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addressed to the Company at:

                        51 East Bethpage Road
                        Plainview, NY. 11803
                        Attention:  Barry Siegel
                        Co-Chairman of the Board

with a copy to:         Muenz & Meritz, P.C.
                        Three Hughes Place
                        Dix Hills, New York 11746
                        Attention: Lawrence A. Muenz, Esquire

or at such address as such party shall have designated by a notice given in accordance with this Paragraph 9, or when actually received by the party for whom intended, if sent by any other means.

        IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date written below.

FIRST PRIORITY GROUP, INC.

By:                                         Dated:
   -----------------------------                  ----------------------

Title:
      --------------------------

Paul Zucker

By:                                         Dated:
   -----------------------------                  ----------------------

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